UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 13, 2008 (May 7, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California		92821

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
     On May 7, 2008, Fremont General Corporation’s (the “Company”) wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL” or “Bank”) entered into an Asset Purchase Agreement (the “Agreement”) with Litton Loan Servicing LP, a Delaware limited partnership and an affiliate of Goldman, Sachs & Co. (“Litton”), that provides for the sale of FIL’s remaining mortgage servicing rights (“MSR’s”) on their $12.2 billion serviced loan portfolio (as of March 31, 2008).
     Pursuant to the Agreement, Litton will pay for the MSR’s and will reimburse FIL for the unreimbursed delinquency and servicing advances made by FIL and FIL’s accrued and unpaid servicing fees. This purchase price is subject to possible adjustments as set forth in the Agreement.
     The MSR’s include all rights to service mortgage loans under servicing agreements, including the rights to receive servicing fees and ancillary income payable to FIL, as servicer, and the rights and obligations to make, any advances required pursuant to any servicing agreement, including obligations to reimburse funds borrowed from any custodial or other accounts under a servicing agreement, as well as certain other rights to reimbursement. The Agreement does not include the sale of FIL’s servicing platform. As a result, the Company intends to wind down its remaining loan servicing operation in Ontario, California.
     The Company expects the proposed transaction to close in the second quarter of 2008. Completion of the proposed transaction is subject to the non-objection of the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Institutions and the satisfaction of customary closing conditions.
     A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Agreement. The Agreement is filed in this Form 8-K to provide information regarding its terms. It is not intended to provide any other factual information about the Company or the Bank. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     A press release announcing the execution of the Agreement was issued on May 8, 2008. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.
     On May 8, 2008, Fremont General Corporation (“Fremont General” or the “Company”) announced in a press release that its wholly-owned bank subsidiary, Fremont Investment & Loan, a California industrial bank (“FIL” or “Bank”), entered into an Asset Purchase Agreement (the “Agreement”) with Litton Loan Servicing LP, a Delaware limited partnership and an affiliate of Goldman, Sachs & Co. (“Litton”), that provides for the sale of FIL’s remaining mortgage servicing rights on their $12.2 billion serviced loan portfolio (as of March 31, 2008).
     With the execution yesterday of this Agreement and the previously announced agreement with CapitalSource, Inc., which is presently under review by FIL’s banking regulators, the Bank has now contracted to sell substantially all of FIL’s remaining assets. The Company intends to shortly be providing an update on its status and future plans.
     For further information about the Agreement and the transaction with Litton, see the full text of the press release issued, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Also see the description of the Agreement contained in Item 1.01 of this Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
Exhibit 10.1	Asset Purchase Agreement, dated May 7, 2008*

Exhibit 99.1	Press Release issued by the Company, dated May 8, 2008
* Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment. The information has been filed separately with the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: May 13, 2008	By:	/s/ RICHARD A. SANCHEZ
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer